UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2019

LSC COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37729	36-4829580
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

191 N. Wacker Drive, Suite 1400, Chicago IL 60606

(Address of principal executive offices, including zip code)

(773) 272-9200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	LKSD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

The disclosure set forth below under Item 1.02 of this Current Report on Form 8-K is incorporated by reference herein.

Item 1.02	Termination of a Material Definitive Agreement.

As previously disclosed, on October 30, 2018, LSC Communications, Inc. (“LSC”) entered into that certain Agreement and Plan of Merger (the “Merger Agreement”), by and among Quad/Graphics, Inc. (“Quad”), QLC Merger Sub, Inc. and LSC, pursuant to which, subject to the satisfaction or waiver of certain conditions, LSC would be merged with and into QLC Merger Sub, Inc., and become a wholly-owned subsidiary of Quad.

On July 22, 2019, Quad and LSC entered into a letter agreement (the “Letter Agreement”), pursuant to which the parties agreed to terminate the Merger Agreement. Pursuant to the letter agreement Quad agreed to pay LSC the Regulatory Approval Reverse Termination Fee (as defined in the Merger Agreement) of $45 million in cash on the business day following the date of the Letter Agreement. Except for certain indemnification obligations of Quad related to LSC assisting Quad with the financing under the Merger Agreement, the parties also agreed to release each other from any and all claims, counterclaims, demands, proceedings, actions, causes of action, orders, obligations, damages, debts, costs, expenses and other liabilities whatsoever and howsoever arising pursuant to or in connection with the Merger Agreement or the transactions provided for in the Merger Agreement.

The foregoing descriptions of the Merger Agreement and the Letter Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Merger Agreement, which was filed as an exhibit to LSC’s Current Report on Form 8-K filed on October 31, 2018, and the Letter Agreement, which is attached hereto as Exhibit 10.1 and which is incorporated by reference herein. A description of the material terms of the Merger Agreement can be found in LSC’s Current Report on Form 8-K filed on October 31, 2018, which is incorporated by reference herein.

Item 2.02	Results of Operations and Financial Condition.

On July 23, 2019, LSC issued a press release reporting LSC’s preliminary results for the second quarter ended June 30, 2019. The press release is attached hereto as Exhibit 99.1, and the financial information therein is incorporated by reference herein.

Item 8.01	Other Events.

In the same press release described in Item 2.02 above, LSC announced that its Board of Directors has determined to suspend LSC’s quarterly cash dividend.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.1	Letter Agreement, dated July 22, 2019, by and between Quad/Graphics, Inc. and LSC Communications, Inc.

99.1	Press Release, dated as of July 23, 2019, issued by LSC Communications, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LSC Communications, Inc.

Date: July 23, 2019	By:	/s/ Suzanne S. Bettman
	Name:	Suzanne S. Bettman
	Title:	Secretary; Chief Compliance Officer; General Counsel